Exhibit 99.1
VANGENT, INC.
FOURTH QUARTER AND FULL YEAR 2009 FINANCIAL RESULTS
KEY HIGHLIGHTS
•	Financial results reflect planned disposition of Latin American business; Latin American financial results are reflected separately as Discontinued Operations

•	Company Record with $1.2 Billion in New Awards, Add-Ons and Extensions in 2009

•	Fourth Quarter 2009 Revenue Grows 14% to $172.5 Million

•	Fourth Quarter 2009 Government Group Revenue Up 14% to $152.4 Million

•	Days Sales Outstanding Down to 57 Days at End of 2009
Total Revenue
•	Fourth Quarter Ended December 31, 2009:
•	Total revenue from continuing operations for the fourth quarter totaled $172.5 million, an increase of 14% percent or $21.2 million over the same period last year.

•	Improvement in total revenue primarily reflects higher revenue from Vangent’s Government Group which increased 14% percent to $152.4 million in the fourth quarter of 2009.
•	Full Year 2009:
•	Total revenue from continuing operations for the full year ended December 31, 2009 was $584 million, an increase of $52 million or 10% percent over the same period last year.

•	Full year 2009 revenue growth primarily attributable to a $57.4 million or 13% increase in Government Group revenue.
Adjusted EBITDA
•	Fourth Quarter Ended December 31, 2009:
•	Adjusted EBITDA totaled $19.4 million in the fourth quarter ended December 31, 2009 compared to $19.9 million in the comparable period last year.
•	Full Year 2009:
•	Adjusted EBITDA totaled $70.1 million in the year ended December 31, 2009 compared to $71.1 million in the full year 2008.
Discontinued Operations
•	Fourth Quarter Ended December 31, 2009:
•	Vangent completed evaluation of its international business strategy and made the decision to sell its business operations in Latin America largely based on desire to focus resources on its core government business.

•	As a result, the Company’s fourth quarter and end-of-year 2009 financial results have been recast to separately reflect that business as a discontinued operation.

•	Full Year 2009:
•	Revenue from discontinued operations for the year ended December 31, 2009 totaled $22.8 million compared with $26.2 million in the full year 2008, a reduction of $3.4 million, or 13%.
Balance Sheet and Cash Position
•	Vangent ended the fourth quarter of 2009 with a DSO of 57 days, down from 73 days at the end of 2008.

•	Total debt at year end December 31, 2009 was $420.4 million.

•	Cash and cash equivalents totaled $44.6 million and Vangent had $49.8 million of unused revolving credit capacity available to the Company at year end December 31, 2009.

•	Cash flow from continuing operations totaled $49.4 million.

•	Capital expenditures totaled $10.7 million at year end 2009, a slight increase over capital expenditures of $9.1 million at year end 2008.
New Business
•	For 2009, Vangent booked $1.2 billion in new awards, add-ons and extensions to existing contracts — a Company record.

•	Vangent’s total contract backlog was $2.1 billion at the end of 2009 and the Company’s current pipeline of new business opportunities totaled $5.8 billion.

Vangent, Inc.
Condensed Consolidated Statements of Operations
(in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenue	$172,544	$151,315	$583,986	$532,049
Cost of revenue	146,085	127,821	490,500	440,495

Gross profit	26,459	23,494	93,486	91,554
General and administrative expenses	10,874	10,201	40,387	46,440
Selling and marketing expenses	4,684	3,540	18,003	14,930
Impairment of goodwill and intangible assets	11,227	13,766	11,227	13,766

Operating income (loss)	(326)	(4,013)	23,869	16,418
Interest expense and other, net	8,903	8,948	34,289	35,244

Loss from continuing operations before income taxes	(9,229)	(12,961)	(10,420)	(18,826)
Provision (benefit) for income taxes	1,727	(563)	6,794	4,939
Loss from discontinued operations (net of tax)	(12,636)	(2,685)	(16,794)	(2,742)

Net loss	$(23,592)	$(15,083)	$(34,008)	$(26,507)

Statements of Operations Data as a Percent of Revenue

Revenue	100.0%	100.0%	100.0%	100.0%
Cost of revenue	84.7	84.5	84.0	82.8

Gross profit margin	15.3	15.5	16.0	17.2
General and administrative expenses	6.3	6.8	6.9	8.7
Selling and marketing expenses	2.7	2.3	3.1	2.8
Impairment of goodwill and intangible assets	6.5	9.1	1.9	2.6

Operating income margin	(0.2)	(2.7)	4.1	3.1
Interest expense and other, net	5.1	5.9	5.9	6.6

Loss before income taxes	(5.3)	(8.6)	(1.8)	(3.5)
Provision (benefit) for income taxes	1.1	(0.3)	1.1	1.0
Loss from discontinued operations (net of tax)	(7.3)	(1.7)	(2.9)	(0.5)

Net loss	(13.7)%	(10.0)%	(5.8)%	(5.0)%

Vangent, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$44,638	$19,446
Trade receivables, net	109,846	123,382
Prepaid expenses and other assets	10,353	10,733
Assets of discontinued operations	15,036	9,844

Total current assets	179,873	163,405

Property and equipment, net	25,124	25,715
Intangible assets, net	151,860	175,259
Goodwill	268,212	278,231
Deferred debt financing costs and other	8,433	10,620
Assets of discontinued operations	6,727	13,044

Total assets	$640,229	$666,274

Liabilities and Stockholder’s Equity
Current liabilities:
Current portion of long-term debt	$13,534	$—
Accounts payable and accrued liabilities	64,849	70,737
Accrued interest payable	8,186	8,304
Deferred tax liability	5,628	3,962
Deferred revenue	3,976	2,582
Liabilities of discontinued operations	7,521	2,548

Total current liabilities	103,694	88,133

Long-term debt, net of current portion	406,832	420,366
Other long-term liabilities	7,194	7,879
Deferred tax liability	12,144	5,259
Liabilities of discontinued operations	502	—

Total liabilities	530,366	521,637

Stockholder’s equity	109,863	144,637

Total liabilities and stockholder’s equity	$640,229	$666,274

Vangent, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Years Ended
	December 31,
	2009	2008
Cash flows from operating activities
Net loss	$(34,008)	$(26,507)
Loss from discontinued operations	(16,794)	(2,742)

Loss from continuing operations	(17,214)	(23,765)
Goodwill impairment charges	11,227	13,766
Depreciation and amortization	31,883	33,558
Equity-based compensation expense	1,048	1,053
Deferred income taxes	5,822	3,806
Net changes in operating assets and liabilities:
Trade receivables	14,401	(18,942)
Prepaid expenses and other assets	5,012	3,538
Accounts payable and other liabilities	(2,751)	5,396

Continuing operations, net	49,428	18,410
Discontinued operations, net	(9,041)	—

Net cash provided by operating activities	40,387	18,410

Cash flows from investing activities
Acquisition, net of cash acquired	—	(3,892)
Capital expenditures	(10,682)	(9,053)
Discontinued operations, net	(5,101)	(585)

Net cash used in investing activities	(15,783)	(13,530)

Cash flows from financing activities
Repayment of senior secured term loan	—	(7,834)
Investment from parent and other	(188)	21
Capital lease payments	—	(275)

Net cash used in financing activities	(188)	(8,088)

Effect of exchange rate changes on cash and cash equivalents	34	(1,751)

Net increase (decrease) in cash and cash equivalents	24,450	(4,959)
Cash and cash equivalents, beginning of year	21,134	26,093

Cash and cash equivalents, end of year
Continuing operations	$44,638	$19,446

Discontinued operations	$946	$1,688

Vangent, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net loss	$(23,592)	$(15,083)	$(34,008)	$(26,507)
Provision for income taxes	1,727	(563)	6,794	4,939
Interest expense, net of interest income	8,895	8,968	34,281	35,243
Depreciation and amortization	8,029	8,120	31,883	33,558

EBITDA (a)	(4,941)	1,442	38,950	47,233

Discontinued operations	12,636	2,685	16,794	2,742
Impairment charges for goodwill and intangibles	11,227	13,766	11,227	13,766
Equity-based compensation expense	272	213	1,048	1,053
Net transition and contract settlement costs	—	1,051	—	4,514
Management fee and expenses	315	292	1,289	1,164
Other	(83)	474	810	588

Adjusted EBITDA (b)	$19,426	$19,923	$70,118	$71,060

(a)	EBITDA is defined as net income (loss) before interest, income taxes, and depreciation and amortization. Management uses this measure as an indicator of operating performance. EBITDA is not an indicator of financial performance under generally accepted accounting principles (“GAAP”) or a measure of liquidity and may not be comparable to similarly captioned information reported by other companies. In addition, it should not be considered as an alternative to, or more meaningful than, income (loss) before income taxes, cash flows from operating activities, or other traditional indicators of operating performance.

(b)	Adjusted EBITDA is a financial measure used to calculate the consolidated leverage ratio, one of the more restrictive financial covenants under the senior secured credit facility. Adjusted EBITDA excludes (i) discontinued operations, (ii) impairment charges for goodwill and intangibles, (iii) equity-based compensation expense, (iv) net transition and contract settlement costs, (v) management fee and expenses paid to Veritas Capital, and (vi) and other items included in the debt agreement.
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